UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 18, 2007
DYNAVAX TECHNOLOGIES
CORPORATION
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-50577 (Commission File Number)	33-0728374 (I.R.S. Employer Identification No.)

2929 Seventh Street, Suite 100 Berkeley, California 94710 (Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 848-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.
     On July 18, 2007, Dynavax Technologies Corporation (“Dynavax”) and Deerfield Management, a healthcare investment fund and its affiliates (collectively, the “Deerfield Funds”) entered into a loan agreement (the “Loan Agreement”), pursuant to which the Deerfield Funds have agreed to advance to Dynavax loans that can be drawn down over a three-year period in the aggregate principal amount of up to $30,000,000, subject to achievement of specific milestones in relation to the development of certain products in Dynavax’s allergy franchise. Repayment of a portion of the loans to the Deerfield Funds is contingent upon the positive outcome of studies related to TOLAMBA, Dynavax’s product candidate for the treatment of ragweed allergy. If the TOLAMBA program is discontinued, Dynavax has no obligation to repay the Deerfield Funds up to $9,000,000, of the funds earmarked for that program; any other remaining outstanding principal will be due in July 2010. The Deerfield Funds will receive an annual 5.9% cash commitment fee as well as milestone-driven payments in the form of warrants issued or issuable at an exercise premium of 20% over the average share price in the 15-day period prior to achievement of the milestone as described below (the “Warrants”). As provided for by the Loan Agreement, Dynavax and the Deerfield Funds also entered into a Registration Rights Agreement. The details of this agreement are also described below:
The Warrants
     Upon the execution of the Loan Agreement, Dynavax issued to the Deerfield Funds Warrants to purchase an aggregate of 1,250,000 shares of Dynavax common stock, par value $0.001, per share (the “Common Stock”). The Warrants issued upon execution of the Loan Agreement have an exercise price of $5.13 per share of Common Stock. The Loan Agreement provides for, upon the successful completion of milestones related to the development of certain products in Dynavax’s allergy franchise, the issuance by Dynavax to the Deerfield Funds of Warrants to purchase up to an additional 4,300,000 shares of Common Stock. All Warrants issued or issuable to the Deerfield Funds are exercisable for a term of five and one half years from the date of issuance. The number of shares for which the Warrants are exercisable and the warrant price are subject to certain adjustments as set forth in the Warrants.
The Registration Rights Agreement
     Dynavax also entered into a Registration Rights Agreement with the Deerfield Funds, dated July 18, 2007 (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, Dynavax has agreed to file a registration statement with the Securities and Exchange Commission on or prior to 45 days from the date a Warrant is issued, covering the resale of the shares of the Common Stock subject to issuance upon the exercise of the Warrants. All shares of Common Stock held by the Deerfield Funds as of the date of the execution of the Registration Rights Agreement will also be subject to the rights conferred pursuant to the Registration Rights Agreement.
     The foregoing summaries of the Loan Agreement, the Warrants and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the agreements which will be filed with the Dynavax Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
See Item 1.01 above.
Item 3.02     Unregistered Sales of Equity Securities.
     See Item 1.01 above. The Warrants to purchase an aggregate of 1,250,000 shares of Common Stock, upon the execution of the Loan Agreement, were issued to the Deerfield Funds in a private transaction exempt from registration in reliance upon Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D of the Securities Act. As part of executing the Loan Agreement and receiving the Warrants, each of the Deerfield Funds represented to Dynavax that it is an “accredited investor” as defined in Regulation D of the Securities Act and that the securities such Deerfield Funds purchased were being acquired for investment purposes and without a view to resale or distribution in violation of the Securities Act.

Item 8.01   Other Events.
     On July 18, 2007, Dynavax issued a press release entitled “Dynavax Receives $30 Million Commitment by Deerfield Management for TLR9 Allergy Franchise,” dated July 18, 2007, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01.   Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated July 18, 2007, entitled “Dynavax Receives $30 Million Commitment by Deerfield Management for TLR9 Allergy Franchise”.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dynavax Technologies Corporation
Dated: July 24, 2007	By:	/s/ Michael Ostrach
Michael Ostrach, Vice President, Chief
Business Officer and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release, dated July 18, 2007, entitled “Dynavax Receives $30 Million Commitment by Deerfield Management for TLR9 Allergy Franchise”.

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